                                                                EXHIBIT 99(A)(I)

PROXY                      FLEET FINANCIAL GROUP, INC.                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Paul J. Choquette, Jr., Michael B. Picotte and John S. Scott, or any one or more of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Fleet Financial Group, Inc. ("Fleet") at the Annual Meeting of its stockholders to be held June 21, 1995 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR EACH
                         OF THE PROPOSALS LISTED BELOW.

1. ELECTION OF DIRECTORS:

    FOR all nominees listed below (except marked to      AGAINST all nominees listed below  / /
    the contrary below)  / /

    NOMINEES:  Bradford R. Boss, James F. Hardymon, Arthur C. Milot, John A.
               Reeves and John R. Riedman.

- --------------------------------------------------------------------------------
(INSTRUCTION:  TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
               IN THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

2. To approve and adopt the Agreement and Plan of Merger, dated as of February 20, 1995, between Fleet and Shawmut National Corporation, and the consummation of the transactions contemplated thereby, including the
    Merger.                                / / FOR    / / AGAINST    / / ABSTAIN

3. To approve the amendment and restatement of the Restated Articles of Incorporation of Fleet, as described in the accompanying Joint Proxy
    Statement-Prospectus.                  / / FOR    / / AGAINST    / / ABSTAIN

4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of Fleet for the fiscal year
   ending December 31, 1995.               / / FOR    / / AGAINST    / / ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3 AND 4.




Please sign exactly as name appears below. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                     Dated: .............................., 1995


                                     ...........................................
                                                        Signature

                                     ...........................................
                                                 Signature if held jointly




    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.